As filed with the Securities and Exchange Commission on September 24, 2013

File No. 001-35972

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

Ashford Hospitality Prime, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(972) 490-9600

Copies to:

David A. Brooks	Muriel C. McFarling
Ashford Hospitality Prime, Inc. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600	Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

ASHFORD HOSPITALITY PRIME, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement of Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Our Separation From Ashford Trust,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business and Properties,” “Certain Agreements,” “Policies and Objectives with Respect to Certain Activities,” “Structure and Formation of Our Company,” “Certain Relationships and Related Party Transactions” and “Where You Can Find Additional Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary—Summary Historical and Pro Forma Financial Information,” “Selected Historical Financial Information,” “Selected Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the Information Statement entitled “Summary—Our Initial Hotels” and “Our Business and Properties.” Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Principal Stockholders.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Management—Executive Compensation,” “Management—Equity Incentive Plans” and “Certain Agreements—The Advisory Agreement.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management,” “Certain Agreements—The Advisory Agreement,” “Certain Agreements—Remington Master Management Agreement,” “Certain Agreements—Mutual Exclusivity Agreement” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Our Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Our Separation From Ashford Trust,” “Distribution Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

In connection with our formation and initial capitalization, on April 5, 2013, the Company issued 100 shares of its common stock, $.01 par value per share, to Ashford TRS Corporation, a subsidiary of Ashford Hospitality Trust, Inc., for an aggregate purchase price of $1,000. These shares were issued in reliance on the exemption set forth in Section 4(a)(2) (formerly Section 4(2)) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Our Separation From Ashford Trust” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Material Provisions of Maryland Law and of Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” and in the financial statements and related notes referenced in such section of the Information Statement and included in the Information Statement following the section of the Information Statement entitled “Index to Financial Statements.” That section and such financial statements and related notes are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements.” That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1**	Form of Separation and Distribution Agreement between Ashford Hospitality Prime, Inc. and Ashford Hospitality Trust, Inc.

3.1**	Form of Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc.

3.2**	Form of Amended and Restated Bylaws of Ashford Hospitality Prime, Inc.

4.1	Specimen Common Stock Certificate of Ashford Hospitality Prime, Inc.

10.1**	Form of Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership

10.2*	Form of Advisory Agreement between Ashford Hospitality Prime, Inc. and Ashford Hospitality Advisors LLC

10.3**	Form of Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc.

10.4*	Form of Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

10.4.1	Form of LTIP Unit Award Agreement pursuant to the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

10.4.2	Form of Grant of Restricted Stock pursuant to the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

10.5*	Form of Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan

10.6**	Form of Option Agreement to acquire Pier House Resort

10.7**	Form of Option Agreement to acquire Crystal Gateway Marriott

10.8**	Form of Mutual Exclusivity Agreement between Ashford Hospitality Prime, Inc. and Remington Lodging & Hospitality LLC

10.9**	Form of Master Management Agreement between Ashford Hospitality Prime, Inc. and Remington Lodging & Hospitality LLC

10.10*	Form of Indemnification Agreement between Ashford Hospitality Prime, Inc. and each of its executive officers and directors

10.11*	Form of Registration Rights Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC

10.12*	Form of Registration Rights Agreement between Ashford Hospitality Prime, Inc. and the holders of common partnership units in Ashford Hospitality Prime Limited Partnership named therein

10.13*	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents, dated as of April 9, 2007 and effective as of April 11, 2007, by Ashford Philadelphia Annex LP (f/k/a Ashford Philadelphia Annex, LLC) for the benefit of U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor-in-interest to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32, as successor-in-interest to Wachovia Bank, National Association

10.13a*	Schedule of Agreements omitted pursuant to Instruction 2 to Item 601 of Regulation S-K

10.14*	Form of Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, to be entered into by each of Ashford Plano-M LP, Ashford San Francisco II LP, Ashford Seattle Downtown LP, Ashford Seattle Waterfront LP and Ashford Tampa International Hotel Partnership, LP and the relevant lender for the deed of trust or mortgage to which each such entity is a party

10.15*	Form of First Amendment to Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and to Assignment of Leases and Rents and Security Deposits to be entered into by Ashford Philadelphia Annex LP (f/k/a Ashford Philadelphia Annex, LLC) for the benefit of U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor-in-interest to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32, as successor-in-interest to Wachovia Bank, National Association

10.16*	Amended and Restated Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents, dated as of February 26, 2013, by CHH Torrey Pines Hotel Partners, LP for the benefit of Aareal Capital Corporation

10.17*	Amended and Restated Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents, dated as of February 26, 2013, by CHH Capital Hotel Partners, LP for the benefit of Aareal Capital Corporation

10.18*	Form of Licensing Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc.

10.19	Form of Credit Agreement among Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Prime, Inc., Bank of America, N.A. and the other lenders party thereto

21.1*	List of Subsidiaries of Ashford Hospitality Prime, Inc.

21.2*	List of Special Purpose Entities of Ashford Hospitality Prime, Inc.

99.1*	Information Statement of Ashford Hospitality Prime, Inc., subject to completion, dated September 24, 2013

*	Filed herewith. All other exhibits are to be filed by amendment, unless previously filed.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Chief Operating Officer

Date: September 24, 2013